EXHIBIT 9

                                  BROWN & WOOD

                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599



         555 CALIFORNIA STREET                     815 CONNECTICUT AVENUE, N.W.
     SAN FRANCISCO, CA. 94104-1715                  WASHINGTON, D.C. 20006-4004
        TELEPHONE: 415-398-3909                       TELEPHONE: 292-973-0600
        FACSIMILE: 415-397-4621                       FACSIMILE: 202-223-0485


       10900 WILSHIRE BOULEVARD                        172 WEST STATE STREET
      LOS ANGELES, CA. 90024-3959                    TRENTON, N.J. 08608-1104
        TELEPHONE: 310-443-0200                       TELEPHONE: 609-393-0303
        FACSIMILE: 310-208-5740                       FACSIMILE: 609-393-1990


SHIROYAMA JT MORI BUILDING, 15TH FLOOR                    BLACKWELL HOUSE
  I, TORANOMON 4-CHOME, MINATO-KU                         GUILDHALL YARD
           TOKYO 105, JAPAN                               LONDON EC2V 5AB
        TELEPHONE: 03-5472-5360                       TELEPHONE: 071-606-1888
        FACSIMILE: 03-5472-5058                       FACSIMILE: 071-796-1807





                                                               November 17, 1993



Merrill Lynch Multi-State Limited Maturity
Municipal Series Trust
800 Scudders Mill Road
Princeton, NJ 08536



Dear Sir or Madam:

      This opinion is furnished in connection with the registration by Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, a Massachusetts business trust (the "Trust"), of an indefinite number of Class A shares of beneficial interest, par value $0.10 per share, and Class B shares of beneficial interest, par value $.10 per share (together, the "Shares"), under the Securities Act of 1933 pursuant to a registration statement on Form N-1A (File No. 33-50417), as amended (the "Registration Statement"). The Shares all relate to the series designated Merrill Lynch Arizona Limited Maturity Municipal Bond Fund, Merrill Lynch California Limited Maturity Municipal Bond Fund, Merrill Lynch Florida Limited Maturity Municipal Bond Fund, Merrill Lynch Massachusetts Limited Maturity Municipal Bond Fund, Merrill Lynch Michigan Limited Maturity Municipal Bond Fund, Merrill Lynch New Jersey Limited Maturity Municipal Bond Fund, Merrill Lynch New York Limited Maturity Municipal Bond Fund, Merrill Lynch Ohio Limited Maturity Municipal Bond Fund and Merrill Lynch Pennsylvania Limited Maturity Municipal Bond Fund (collectively, the "Funds").

      As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, as amended, the instruments establishing each of the Funds as series of the Trust, the instruments designating the Class A and Class B Shares of each of the Funds, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and non-assessable shares of beneficial interest, except that shareholders of the Trust under certain circumstances may be held personally liable for the Trust's obligations.

      In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham Dana LLP rendered to the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.


                                                               /s/ Brown & Wood